STATE OF DELAWARE

SECRETARY OF STATE

DIVISION OF CORPORATIONS

FILED 08:30 AM 01/13/2003

030022105 - 2903970

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

NEKTAR MERGER SUB, INC.

WITH AND INTO

INHALE THERAPEUTIC SYSTEMS, INC.

Pursuant to Section 253 of the
Delaware General Corporation Law

INHALE THERAPEUTIC SYSTEMS, INC., a corporation organized and existing under the laws of the State of Delaware (this “Corporation”), DOES HEREBY CERTIFY:

FIRST:                    That this Corporation was incorporated on June 3, 1998, pursuant to the Delaware General Corporation Law (the “DGCL”), the provisions of which permit the merger of a subsidiary corporation organized and existing under the laws of such State with and into a parent corporation organized and existing under the laws of such State.

SECOND:               That this Corporation owns all of the outstanding shares of the common stock, $0.0001 par value per share, of Nektar Merger Sub, Inc., a corporation incorporated on January 10, 2003 (the “Merger Sub”), pursuant to the DGCL, and having no class of stock outstanding other than such common stock.

THIRD:                  That this Corporation, by the following resolutions of its Board of Directors, duly adopted by the unanimous written consent of the members thereof, filed with the minutes of its Board of Directors, pursuant to Section 141(f) of the DGCL, on January 10, 2003, determined to, and effective on Wednesday, January 15, 2003 at 12:01 a.m., merge the Merger Sub with and into itself (the “Merger”):

RESOLVED, that the Merger Sub be merged with and into the Corporation (the “Merger”) and that the Corporation be the surviving corporation of the Merger;

RESOLVED FURTHER, that the Merger shall become effective on Wednesday, January 15, 2003 at 12:01 a.m., pursuant to Section 253 of the General Corporation Law of the State of Delaware, of a Certificate of Ownership and Merger (the “Certificate of Merger”) with the Secretary of State of the State of Delaware;

RESOLVED FURTHER, that upon the effectiveness of the Merger, (i) the Corporation shall assume all of the liabilities and obligations of the Merger Sub, (ii) the name of the Corporation shall be changed from “Inhale Therapeutic

Systems, Inc.” to “Nektar Therapeutics” and (iii) Article I of the Certificate of Incorporation of the Corporation shall be amended and restated to read as follows:

The name of this corporation is Nektar Therapeutics

FOURTH:              That the surviving corporation (the “Surviving Corporation”) shall be Inhale Therapeutic Systems, Inc.

FIFTH:                   That from and after the effective time of the Merger, the Certificate of Incorporation, as amended, of Inhale Therapeutic Systems, Inc. shall be the Certificate of Incorporation of the Surviving Corporation and Article I of the Certificate of Incorporation shall be amended and restated to read as follows:

The name of this Corporation is Nektar Therapeutics.

Attached hereto as Exhibit A is a Certificate of Total Assets, stating that the Corporation’s total assets, as defined in Section 503(i) of the DGCL, are not less than $10,000,000.

SIXTH:                   That the Merger shall become effective on Wednesday, January 15, 2003 at 12:01 a.m.

IN WITNESS WHEREOF, Inhale Therapeutic Systems, Inc. has caused this Certificate of Ownership and Merger to be executed in its corporate name as of this 13th day of January, 2003.

INHALE THERAPEUTIC SYSTEMS, INC.

By:	/s/ Ajit S. Gill
Ajit S. Gill
President and Chief Executive Officer

EXHIBIT A

CERTIFICATE OF TOTAL ASSETS

OF

INHALE THERAPEUTIC SYSTEMS, INC.

CERTIFICATE OF TOTAL ASSETS

OF

INHALE THERAPEUTIC SYSTEMS, INC.

INHALE THERAPEUTIC SYSTEMS, INC., a corporation organized and existing under the laws of the State of Delaware (this “Corporation”), DOES HEREBY CERTIFY:

FIRST:  That this Corporation was incorporated on June 3, 1998, pursuant to the Delaware General Corporation Law (the “DGCL”).

SECOND:  That as of the date hereof, this Corporation’s total assets, as defined in Section 503(i) of the DGCL, are not less than $10,000,000.